As filed with the Securities and Exchange Commission on February 21, 2024

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRANITE REIT HOLDINGS LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Province of Quebec, Canada

(Province or other jurisdiction of incorporation or organization)

GRANITE REAL ESTATE INVESTMENT TRUST

(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada

(Province or other jurisdiction of incorporation or organization)

GRANITE REIT INC.

(Exact name of Registrant as specified in its charter)

Province of British Columbia, Canada

(Province or other jurisdiction of incorporation or organization)

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario

M5K 1H1

Canada

(647) 925-7500

(Address and telephone number of each Registrant’s principal executive offices)

6500	Not Applicable
(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification No. if applicable)

CT Corporation System

28 Liberty St.

New York, NY 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Lawrence Clarfield

Granite REIT Holdings Limited Partnership

Granite Real Estate Investment Trust

Granite REIT Inc.

77 King Street West, Suite 4010, P.O. Box 159

Toronto-Dominion Centre

Toronto, Ontario M5K 1H1

Canada

(647) 925-7536

Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 77 King Street West, Suite 3100 Toronto, Ontario M5K 1J3 Canada (416) 504-0520	Brendan D. Reay Blake, Cassels & Graydon LLP 199 Bay Street, Suite 4000 Toronto, Ontario M5L 1A9 Canada (416) 863-5273

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.    ☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement relates to Registration Statements 333-260022, 333-251008 and 333-233732.

PART I

INFORMATION REQUIRED TO BE

DELIVERED TO OFFEREES OR PURCHASERS

I-1

SHORT FORM BASE SHELF PROSPECTUS

New Issue	February 20, 2024

GRANITE REIT HOLDINGS LIMITED PARTNERSHIP

$1,750,000,000

Debt Securities

Unconditionally Guaranteed by

Granite Real Estate Investment Trust and

Granite REIT Inc.

Granite REIT Holdings Limited Partnership (“Granite LP”), a limited partnership formed under the laws of Québec, may from time to time offer and issue senior, senior subordinated or subordinated debt securities (the “Debt Securities”). The Debt Securities offered hereby may be offered in one or more series, in amounts, at prices and on terms to be set forth in a prospectus supplement (a “Prospectus Supplement”). Granite LP may sell up to $1,750,000,000 in aggregate initial offering price of Debt Securities (or the Canadian dollar equivalent at the date of issue if any of Debt Securities are denominated in any other currency or currency unit, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid.

The Debt Securities will be fully and unconditionally guaranteed by each of Granite Real Estate Investment Trust (“Granite REIT”) and Granite REIT Inc. (“Granite GP”, and together with Granite REIT, “Granite”) as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same shall become due and payable, pursuant to the terms of the applicable Trust Indenture (as defined herein).

The material specific terms of any offering of Debt Securities under this Prospectus will be set forth in the applicable Prospectus Supplement and may include the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, ranking, offering price, covenants, events of default, any terms for redemption at the option of Granite LP or the holder, and any other material specific terms. A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, unless delivery is not required or an exemption from the prospectus delivery requirements has been granted or is otherwise available, which delivery may be effected in the case of U.S. purchasers through the filing of such Prospectus Supplement with the U.S. Securities and Exchange Commission (the “SEC”). Each Prospectus Supplement will be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement and only for the purposes of the offering of the Debt Securities covered by that Prospectus Supplement.

This Prospectus does not qualify for issuance any Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates.

Subject to applicable laws and unless otherwise specified in a Prospectus Supplement, the underwriters or agents may, in connection with any offering of the Debt Securities, over-allocate or effect transactions intended to stabilize or maintain the market price of the Debt Securities offered at levels other than those that might otherwise prevail on the open market. These transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Granite LP may sell the Debt Securities to underwriters or dealers purchasing as principal and may also sell the Debt Securities to one or more purchasers directly, or through agents designated by Granite LP from time to time. The Debt Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Debt Securities. The Prospectus Supplement relating to a particular offering of Debt Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Debt Securities, as well as the method of distribution and the terms of the offering of such Debt Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to Granite LP and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”. Unless otherwise specified in the applicable Prospectus Supplement, the offerings are subject to approval of certain Canadian legal matters on behalf of Granite LP by Blake, Cassels & Graydon LLP, certain U.S. legal matters on behalf of Granite LP by Paul, Weiss, Rifkind, Wharton & Garrison LLP and certain tax matters on behalf of Granite LP by Davies Ward Phillips & Vineberg LLP.

Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will not be listed on any stock exchange. Accordingly, unless so specified, there will be no market through which these Debt Securities may be sold and purchasers may not be able to resell such Debt Securities purchased under this Prospectus. This may affect the pricing of the Debt Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Debt Securities and the extent of issuer regulation. See “Risk Factors” as well as the “Risk Factors” section of the applicable Prospectus Supplement.

Granite LP is permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. You should be aware that such requirements are different from those of the United States. The financial statements of Granite included or incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). As a result, they may not be comparable to the financial statements of U.S. companies.

You should be aware that the purchase of the Debt Securities may have tax consequences both in the United States and Canada. This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement and consult with your tax advisor.

Your ability to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Granite REIT, Granite GP and Granite LP are formed or incorporated under the laws of Canada, most of Granite’s officers and directors and most of the experts named in this Prospectus are residents of Canada, and all or a substantial portion of their assets, and a substantial portion of Granite’s assets, are located outside the United States.

ii

No underwriter or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Granite LP’s registered office is located at 1 Place Ville Marie, Bureau 3000, Montreal, Québec H3B 4N8, Canada and its head office is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1, Canada.

iii

GENERAL MATTERS

In this Prospectus, references to “Granite” refer to Granite REIT and Granite GP and, where the context requires, their subsidiaries and investments.

Except as otherwise indicated, all references in this Prospectus to “dollars”, “C$” or “$” are to Canadian dollars and all references in this Prospectus to “US dollars” or “US$” are to United States dollars.

This Prospectus is part of a registration statement on Form F-10 relating to the Debt Securities that Granite LP filed with the SEC. Under the registration statement, Granite LP may, from time to time, offer or sell the Debt Securities described in this Prospectus in one or more offerings. This Prospectus provides you with a general description of the Debt Securities that Granite LP may offer. Each time Granite LP sells Debt Securities, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Debt Securities. The Prospectus Supplement may also add to, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement. This Prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to Granite LP and the Debt Securities.

The financial statements incorporated by reference in this Prospectus have been prepared in accordance with IFRS, which differs from U.S. GAAP. Therefore, such financial statements may not be comparable to financial statements prepared in accordance with U.S. GAAP.

NOTICE CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain statements that, to the extent they are not recitations of historical facts, constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995, the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and applicable Canadian securities legislation.

Forward-looking statements and forward-looking information may include, among others, statements regarding Granite’s future plans, goals, strategies, intentions, beliefs, estimates, costs, objectives, capital structure, cost of capital, tenant base, tax consequences, economic performance or expectations, or the assumptions underlying any of the foregoing. Words such as “outlook”, “may”, “would”, “could”, “should”, “will”, “likely”, “expect”, “anticipate”, “believe”, “intend”, “plan”, “forecast”, “objective”, “strategy”, “project”, “estimate”, “seek” and similar expressions are used to identify forward-looking statements and forward-looking information. Some of the specific forward-looking statements in this Prospectus include, but are not limited to statements regarding Granite’s objectives and strategic focus, Granite’s pursuit of acquisition, development and investment opportunities, dispositions, future distributions by Granite, lease terms, termination fees, future maintenance and leasing expenditures.

Forward-looking statements and forward-looking information should not be read as guarantees of future events, performance or results and will not necessarily be accurate indications of whether or the times at or by which such future performance will be achieved. Undue reliance should not be placed on such statements. There can also be no assurance that Granite’s expectations regarding various matters, including the following will be realized in a timely manner, with the expected impact or at all: Granite’s ability to deliver cash flow stability and growth and create long-term value for Unitholders (as defined herein); Granite’s ability to implement its ESG+R program and related targets and goals; the expansion and diversification of Granite’s real estate portfolio and the reduction in Granite’s exposure to Magna International Inc. and its operating subsidiaries (collectively, “Magna”), and the special purpose properties; Granite’s ability to accelerate growth and to grow its net asset value and FFO and AFFO (as such terms are defined herein) per Stapled Unit (as defined herein); Granite’s ability to find and integrate satisfactory acquisition, joint venture and development opportunities and to strategically deploy the proceeds from recently sold properties and financing initiatives; Granite’s sale from time to time of Stapled Units under any at-the-

market program that Granite may establish; Granite’s ability to meet its target occupancy goals; Granite’s ability to secure sustainability or other certifications for any of its properties; the impact of the refinancing of the debentures and term loans on Granite’s returns and cash flow; and the expected amount of any distributions. Forward-looking statements and forward-looking information are based on information available at the time such statements and information are made and presented and/or management’s good faith assumptions and analyses made in light of Granite’s perception of historical trends, current conditions and expected future developments, as well as other factors Granite believes are appropriate in the circumstances, and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Granite’s control, that could cause actual events or results to differ materially from such forward-looking statements and forward-looking information. Important factors that could cause such differences include, but are not limited to, the risk of changes to tax or other laws and treaties that may adversely affect Granite REIT’s mutual fund trust status under the Income Tax Act (Canada) (the “Tax Act”) or the effective tax rate in other jurisdictions in which Granite operates; the risks related to Russia’s 2022 invasion of Ukraine that may adversely impact Granite’s operations and financial performance; economic, market and competitive conditions and other risks that may adversely affect Granite’s ability to expand and diversify its real estate portfolio; and the risks set forth in the “Risk Factors” section of the Annual Information Form (as defined herein) and the “Risks and Uncertainties” section of the Interim MD&A (as defined herein), all of which investors are strongly advised to review along with any risk factors set forth in a Prospectus Supplement. The “Risk Factors” section of the Annual Information Form and the “Risks and Uncertainties” section of the Interim MD&A also contain information about the material factors or assumptions underlying such forward-looking statements and forward-looking information.

Forward-looking statements and forward-looking information speak only as of the date the statements were made and unless otherwise required by applicable securities laws, Granite expressly disclaims any intention and undertakes no obligation to update or revise any forward-looking statements or forward-looking information contained in this Prospectus to reflect subsequent information, events or circumstances or otherwise.

EXCHANGE RATE INFORMATION

The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for US$1.00, expressed in Canadian dollars, published by the Bank of Canada.

	Nine Months Ended September 30		Year Ended December 31

	2023	2022	2022	2021	2020

	$	$	$	$	$

Highest rate during the period	1.3807	1.3726	1.3856	1.2942	1.4496

Lowest rate during the period	1.3128	1.2451	1.2451	1.2040	1.2718

Average rate for the period	1.3457	1.2828	1.3011	1.2535	1.3415

Rate at the end of the period	1.3520	1.3707	1.3544	1.2678	1.2732

On February 16, 2024, the daily average exchange rate posted by the Bank of Canada for conversion of US dollars into Canadian dollars was US$1.00 equals $1.3484.

NON-IFRS MEASURES

In addition to using financial measures determined in accordance with IFRS, Granite also uses certain non-IFRS measures in managing its business to measure financial and operating performance as well as for capital allocation decisions and valuation purposes. Granite believes that providing these measures on a supplemental basis to the IFRS amounts is helpful to investors in assessing the overall performance of Granite’s business. These non-IFRS measures include net operating income before lease termination and close-out fees, straight-line rent and tenant incentive amortization (“NOI — cash basis”), same property NOI — cash basis, constant currency same property NOI – cash basis, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), available liquidity, total and net debt, FFO payout ratio, AFFO payout ratio, leverage ratio, interest coverage ratio, net leverage ratio, indebtedness ratio, adjusted earnings before interest, income taxes, depreciation and amortization, unencumbered asset coverage ratio and any related per unit amounts. Readers are cautioned that these measures do not have standardized meanings prescribed under IFRS and, therefore, should not be construed as alternatives to net income, cash provided by operating activities or any other measure calculated in accordance with IFRS. Additionally, because these terms do not have standardized meanings prescribed by IFRS, they may not be comparable to similarly titled measures presented by other reporting issuers. See “Non-IFRS Performance Measures” and “Non-IFRS Ratios” in the Annual MD&A (as defined herein) and Interim MD&A and “General Matters – Non-IFRS Measures” in the Annual Information Form for further information.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in the provinces and territories of Canada. Copies of the documents incorporated by reference herein may be obtained on request without charge from Granite by telephone at 647-925-7500, Attention: Associate Director, Legal & Investor Services. In addition, copies of the documents incorporated by reference herein may be obtained from the securities commissions or similar authorities in the provinces and territories of Canada electronically on the System for Electronic Data Analysis and Retrieval Plus (“SEDAR+”) at www.sedarplus.com.

As at the date hereof, the following documents, filed with the securities commissions or similar authorities in the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)

the audited combined financial statements of Granite REIT and Granite GP and accompanying notes for the years ended December 31, 2022 and 2021, together with the report of independent registered public accounting firm thereon;

(b)	the management’s discussion and analysis of results of operations and financial position of Granite REIT and Granite GP for the years ended December 31, 2022 and 2021 (the “Annual MD&A”);

(c)

the unaudited selected combined and consolidating summary financial information of Granite REIT and Granite GP (on a combined basis), Granite LP and other subsidiaries of Granite for the year ended December 31, 2022;

(d)	the annual information form of Granite REIT dated March 8, 2023 for the year ended December 31, 2022 (the “Annual Information Form”);

(e)

the management information circular of Granite REIT and Granite GP dated April 12, 2023 for the annual meeting of holders (“Unitholders”) of stapled units of Granite GP and Granite REIT (“Stapled Units”) held on June 8, 2023;

(f)

the interim unaudited condensed combined financial statements of Granite REIT and Granite GP and accompanying notes for the three and nine months ended September 30, 2023 and 2022 (the “Interim Financial Statements”);

(g)

the management’s discussion and analysis of results of operations and financial position of Granite REIT and Granite GP for the three and nine months ended September 30, 2023 and 2022 (the “Interim MD&A”); and

(h)

the unaudited selected combined and consolidating summary financial information of Granite REIT and Granite GP (on a combined basis), Granite LP and other subsidiaries of Granite for the three and nine months ended September 30, 2023 and 2022.

Any documents of Granite of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus (“Form 44-101F1”) to National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”), any documents of Granite LP of the type described in items 5, 9 or 10 of Section 11.1 of Form 44-101F1 and any annual or interim combined and consolidating summary financial information of Granite REIT and Granite GP (on a combined basis), Granite LP and other subsidiaries of Granite (“Summary Financial Information”), in each case which are filed by Granite REIT, Granite GP or Granite LP with the securities commissions or similar authorities in the provinces and territories of Canada after the date of this Prospectus and during the term of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus.

To the extent that any document or information incorporated by reference into this Prospectus is included in a report filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement relating to the Debt Securities of which this Prospectus forms a part. In addition, if and to the extent indicated therein, Granite may incorporate by reference in this Prospectus documents that it files with or furnishes to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the U.S. Exchange Act.

Upon new audited annual combined financial statements of Granite REIT and Granite GP and related management’s discussion and analysis being filed by Granite with the applicable securities regulatory authorities during the term of this Prospectus, the previously filed audited annual combined financial statements and related management’s discussion and analysis and all unaudited interim combined financial statements and related management’s discussion and analysis relating to prior periods shall be deemed no longer to be incorporated into this Prospectus for the purposes of future offers and sales of Debt Securities under this Prospectus.

Upon a new annual information form of Granite REIT being filed by Granite with the applicable securities regulatory authorities during the term of this Prospectus, the previously filed annual information form, any material change reports filed prior to the end of the financial year in respect of which the new annual information form is filed, any information circular filed since the start of such financial year (unless otherwise required by applicable Canadian securities legislation to be incorporated by reference into this Prospectus), and any business acquisition report for acquisitions completed since the beginning of such financial year (unless (i) such report is incorporated by reference into the current annual information form or (ii) less than nine months of the acquired business’ or related businesses’ operations are incorporated into the most recent audited annual combined financial statements of Granite REIT and Granite GP), shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Debt Securities under this Prospectus. Upon a new management information circular prepared in connection with an annual general meeting of Unitholders being filed with the applicable securities regulatory authorities during the term of this Prospectus, the previous management information circular prepared in connection with an annual general meeting of Unitholders shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Debt Securities under this Prospectus.

Upon unaudited interim combined financial statements of Granite REIT and Granite GP and related management’s discussion and analysis being filed by Granite with the applicable securities regulatory authorities during the term of this Prospectus, all previously filed unaudited interim combined financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for the purposes of future offers and sales of Debt Securities under this Prospectus.

Upon new annual Summary Financial Information being filed by Granite or Granite LP with the applicable securities regulatory authorities during the term of this Prospectus, the previous annual Summary Financial Information and all interim Summary Financial Information included in the Prospectus or filed prior to the commencement of the then-current fiscal year shall be deemed no longer to be included or incorporated by reference into this Prospectus for purposes of future offers and sales of Debt Securities hereunder. Upon new interim Summary Financial Information being filed by Granite or Granite LP with the applicable securities regulatory authorities during the term of this Prospectus, the previous interim Summary Financial Information included in the Prospectus or filed prior to the new interim Summary Financial Information being filed shall be deemed no longer to be included or incorporated by reference into this Prospectus for purposes of future offers and sales of Debt Securities under this Prospectus.

A Prospectus Supplement containing the specific terms in respect of an offering of the Debt Securities will be delivered to purchasers of such Debt Securities together with this Prospectus, unless delivery is not required or an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the distribution of the Debt Securities to which such Prospectus Supplement pertains.

Any template version of any “marketing materials” (as such term is defined in National Instrument 41-101 – General Prospectus Requirements) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Debt Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall thereafter neither constitute, nor be deemed to constitute, a part of this Prospectus, except as so modified or superseded.

ABOUT GRANITE AND GRANITE LP

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust dated June 9, 2022 (as further amended or amended and restated from time to time, the “Declaration of Trust”). Although it is intended that Granite REIT qualify as a “mutual fund trust” pursuant to the Tax Act, Granite REIT is not a “mutual fund” as defined by applicable securities laws. The principal office and centre of administration of Granite REIT is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1. Granite REIT owns 100% of the limited partnership interest in Granite LP.

Granite GP is a corporation incorporated under the Business Corporations Act (British Columbia). The head office of Granite GP is located at 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1 and the registered office of Granite GP is 1133 Melville Street, Suite 3500, The Stack, Vancouver, British Columbia V6E 4E5. Granite GP owns 100% of the general partner interest in Granite LP.

Granite LP is a limited partnership formed under the laws of the Province of Québec. Granite LP’s registered office is located at 1 Place Ville Marie, Bureau 3000, Montreal, Québec H3B 4N8 and its head office is located at 77 King Street West, Suite 4010, Toronto, Ontario, M5K 1H1. Granite’s business is carried on directly and indirectly by Granite LP, all of the partnership units of which are owned by Granite REIT and Granite GP.

BUSINESS OF GRANITE

As at February 16, 2024, Granite owns 143 investment properties in five countries having approximately 62.9 million square feet of gross leasable area.

Granite provides Unitholders with stable cash flow growth generated by revenue it derives from the ownership of and investment in income-producing real estate properties. It strives to maximize long term unit value through the execution of its long-term strategy of building an institutional quality and globally diversified industrial real estate business. Underpinning this strategy, Granite seeks to grow and diversify its asset base through acquisitions, development, re-development and dispositions; to drive organic growth through leasing execution and asset management; maintain a conservative balance sheet; and to reduce its exposure to its largest tenant, Magna, and the special purpose properties. Granite has positioned itself financially to execute on its strategic plan including to capitalize on acquisition and development opportunities within its targeted geographic footprint as well as benefit from a low net leverage ratio and as of December 31, 2023, available liquidity of approximately $1.1 billion consisting of approximately $116.1 million of cash and cash equivalents and $997.1 million of unused capacity under Granite’s unsecured revolving credit facility. Granite believes this favourable liquidity position and continued adherence to conservative leverage will facilitate Granite’s near-term objectives to drive net asset value growth through development and opportunistic acquisitions and to execute on its long-term strategy of building an institutional quality and globally diversified industrial real estate business.

RECENT DEVELOPMENTS

Discussions Regarding Possible Acquisitions and Financings

In the normal course, Granite engages in discussions with respect to the possible acquisition and financing of new assets, the refinancing of existing assets and its capital structure. Some of these acquisitions and financings may be material to Granite and may involve the granting of security on existing assets. Granite expects to continue underwriting and negotiating in respect of these matters and will actively pursue opportunities as they become available. However, there can be no assurance that any of these discussions will result in definitive agreements and, if they do, what the terms, conditions or timing of any acquisition, financing or refinancing would be.

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general anticipated terms and provisions of the Debt Securities. The particular terms and provisions of Debt Securities offered by a Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities, will be described in such Prospectus Supplement. The following description and any description of Debt Securities in the applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable Trust Indenture.

The Debt Securities will be direct unsecured obligations of Granite LP and will be senior indebtedness, senior subordinated indebtedness or subordinated indebtedness of Granite LP as described in the relevant Prospectus Supplement.

The Debt Securities will be fully and unconditionally guaranteed by each of Granite REIT and Granite GP as to the payment of principal, premium (if any) and interest thereon and certain other amounts when and as the same shall become due and payable, pursuant to the terms of the applicable Trust Indenture (as defined below).

The Debt Securities may be issued under one or more indentures among Granite LP, the guarantors thereunder and a financial institution to which the Trust and Loan Companies Act (Canada) applies or a financial institution organized under the laws of any province of Canada and authorized to carry on business as a trustee (each, “Canadian Trustee”), as supplemented and amended from time to time (each, a “Canadian Trust Indenture” and, collectively, the “Canadian Trust Indentures”). The Debt Securities may be issued under one or more indentures among Granite LP, the guarantors thereunder, The Bank of New York Mellon, as U.S. trustee (the “U.S. Trustee”) and BNY Trust Company of Canada, as Canadian Trustee (together with the Canadian Trustee(s) and the U.S. Trustee, the “Trustees”), as supplemented and amended from time to time (each, a “U.S. Trust Indenture” and, collectively with the Canadian Trust Indentures, the “Trust Indentures”). The U.S. Trust Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. The registration statement on Form F-10 of which this Prospectus forms a part, only registers the offer and sale of Debt Securities issued under the U.S. Trust Indenture.

The statements made below relating to the Trust Indentures and the Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof, are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture.

Unless otherwise specified in a Prospectus Supplement, the Trust Indentures will not limit the amount of indebtedness issuable by Granite LP or its subsidiaries.

The following description of the Debt Securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Trust Indenture under which such Debt Securities are issued.

General

Granite LP may issue Debt Securities from time to time under a Trust Indenture in one or more series by entering into supplemental indentures or by the board of directors of Granite GP or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued. Those terms may include some or all of the following:

(a)	the title of the series;

(b)	the total principal amount of the Debt Securities of the series;

(c)	the date or dates on which principal is payable or the method for determining the date or dates, and any right that Granite LP has to change the date on which principal is payable;

(d)	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

(e)	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

(f)	whether Granite LP may extend the interest payment periods and, if so, the terms of the extension;

(g)	the place or places where payments will be made;

(h)	whether Granite LP has the option to redeem the Debt Securities and, if so, the terms of such redemption option;

(i)	any obligation that Granite LP has to redeem the Debt Securities through a sinking fund or to purchase the Debt Securities through a purchase fund or at the option of the holder;

(j)	the currency in which the Debt Securities may be purchased and in which the principal and any interest is payable;

(k)

if payments may be made, at the election of Granite LP or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

(l)	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

(m)	whether the Debt Securities will be issuable as global securities and, if so, the securities depositary;

(n)	the events of default or covenants with respect to the Debt Securities;

(o)	any index or formula used for determining principal, premium or interest;

(p)	the terms of the subordination of any series of subordinated debt;

(q)

if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

(r)	the person to whom any interest shall be payable if other than the person in whose name the Debt Security is registered on the regular record date for such interest payment; and

(s)	any other terms.

Debt Securities may, at the option of Granite LP, be issued in fully registered form and/or in “book-entry only” form. See “Book-Entry Only Debt Securities”.

The Debt Securities will not be convertible into, or exchangeable or exercisable for, any other securities.

BOOK-ENTRY ONLY DEBT SECURITIES

Canadian Book-Entry System

Debt Securities issued under a Canadian Trust Indenture in “book-entry only” form must be purchased, transferred or redeemed through participants (“CDS Participants”) in the depository service of CDS Clearing and Depository Services Inc. or a successor (collectively, “CDS”). Each of the underwriters, dealers or agents, as the case may be, named in a Prospectus Supplement for such Debt Securities will be a CDS Participant or will have arrangements with a CDS Participant. On the closing of a book-entry only offering, Granite LP may cause a global certificate or certificates representing the aggregate number of Debt Securities subscribed for under such offering to be delivered to, and registered in the name of, CDS or its nominee. Except as described below, no purchaser of Debt Securities will be entitled to a certificate or other instrument from Granite LP or CDS evidencing that purchaser’s ownership thereof, and no purchaser will be shown on the records maintained by CDS except through a book-entry account of a CDS Participant acting on behalf of such purchaser. Each purchaser of Debt Securities will receive a customer confirmation of purchase from the registered dealer from which the Debt Securities are purchased in accordance with the practices and procedures of that registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS will be responsible for establishing and maintaining book-entry accounts for its CDS Participants having interests in the Debt Securities. Reference in this section “Book-Entry Only Debt Securities – Canadian Book-Entry System” to a holder of Debt Securities means, unless the context otherwise requires, the owner of the beneficial interest in the Debt Securities.

If Granite LP determines, or CDS notifies Granite LP in writing, that CDS is no longer willing or able to discharge properly its responsibilities as depository with respect to the Debt Securities and Granite LP is unable to locate a qualified successor, or if Granite LP at its option elects, or is required by law, to terminate the book-entry system, then the Debt Securities will be issued in fully registered form to holders or their nominees.

Transfer or Redemption of Debt Securities

Transfer of ownership or redemption of Debt Securities will be effected through records maintained by CDS or its nominee for such Debt Securities with respect to interests of CDS Participants, and on the records of CDS Participants with respect to interests of persons other than CDS Participants. Holders who desire to purchase, sell or otherwise transfer ownership of or other interests in the Debt Securities may do so only through CDS Participants.

The ability of a holder to pledge a Debt Security or to otherwise take action with respect to such holder’s interest in a Debt Security (other than through a CDS Participant) may be limited due to the lack of a physical certificate.

Payments and Notices

Payments of principal, premium, if any, and interest, as applicable, on each Debt Security will be made by Granite LP to CDS or its nominee, as the case may be, as the registered holder of the Debt Security, and Granite LP understands that such payments will be credited by CDS or its nominee in the appropriate amounts to the relevant CDS Participants. Payments to holders of Debt Securities of amounts so credited will be the responsibility of the CDS Participants.

As long as CDS or its nominee is the registered holder of the Debt Securities, CDS or its nominee, as the case may be, will be considered the sole owner of the Debt Securities for the purposes of receiving notices or payments on the Debt Securities. In such circumstances, the responsibility and liability of Granite LP in respect of notices or payments on the Debt Securities is limited to giving notice or making payment of any principal, premium, if any, and interest, as applicable, due on the Debt Securities to CDS or its nominee.

Each holder must rely on the procedures of CDS and, if such holder is not a CDS Participant, on the procedures of the CDS Participant through which such holder owns its interest, to exercise any rights with respect to the Debt Securities. Granite LP understands that under existing policies of CDS and industry practices, if Granite LP requests any action of holders or if a holder desires to give any notice or take any action which a registered holder is entitled to give or take with respect to the Debt Securities, CDS would authorize the CDS Participant acting on behalf of the holder to give such notice or to take such action, in accordance with the procedures established by CDS or agreed to from time to time by Granite LP, any Trustee and CDS. Any holder that is not a CDS Participant must rely on the contractual arrangement it has directly, or indirectly through its financial intermediary, with its CDS Participant to give such notice or take such action.

Granite LP, the underwriters, dealers or agents and any Trustee identified in an accompanying Prospectus Supplement, as applicable, will not have any liability or responsibility for (i) records maintained by CDS relating to beneficial ownership interest in the Debt Securities held by CDS or the book-entry accounts maintained by CDS; (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interest; or (iii) any advice or representation made by or with respect to CDS and contained herein or in any Trust Indenture with respect to the rules and regulations of CDS or at the directions of the CDS Participants.

U.S. Book-Entry System

The Debt Securities issued under the U.S. Trust Indenture will be represented by fully registered global notes, without interest coupons and will be deposited upon issuance with the U.S. Trustee as custodian for The Depository Trust Company (“DTC”) in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant as described below. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Except as described elsewhere, owners of beneficial interests in the registered global notes will not be entitled to receive Debt Securities in definitive form and will not be considered holders of Debt Securities under the U.S. Trust Indenture.

Transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change.

Certain U.S. Book-Entry Procedures for the Global Notes

All interests in global notes will be subject to the operations and procedures of DTC. The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Granite obtained the information in this section and elsewhere in this Prospectus concerning DTC and its respective book-entry systems from sources that Granite believes are reliable, but Granite takes no responsibility for the accuracy of any of this information, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the U.S. Exchange Act. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

Purchases of Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the Debt Securities is discontinued.

The deposit of the global notes with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global notes; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the global notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to Granite as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date. These participants are identified in a listing attached to the omnibus proxy.

Principal and interest payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from Granite, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with Debt Securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or its nominee, Granite, the U.S. Trustee, or any other agent or party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is Granite’s responsibility. Disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to the beneficial owners is the responsibility of the direct or indirect participants.

Granite will send any redemption notices to DTC. If less than all of the Debt Securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner must give any required notice of its election to have its Debt Securities repurchased through the participant through which it holds its beneficial interest in the global notes to the applicable trustee or tender agent. The beneficial owner shall effect delivery of its Debt Securities by causing the direct participant to transfer its interest in the securities on DTC’s records. The requirement for physical delivery of Debt Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the securities are transferred by the direct participant on DTC’s records and followed by a book-entry credit of tendered Debt Securities to the applicable trustee or agent’s DTC account.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

CONSOLIDATED CAPITALIZATION OF GRANITE

On October 12, 2023, Granite LP issued C$400 million aggregate principal amount of 6.074% Series 7 senior unsecured debentures due 2029 (the “2029 Debentures”). On October 10, 2023, Granite entered into a cross-currency interest rate swap commencing October 12, 2023 whereby Granite LP will exchange the Canadian dollar denominated principal and interest payments at a fixed interest rate of 6.103% related to the 2029 Debentures for euro-denominated principal and interest payments at a fixed interest rate of 4.9575% for the 5.5 year term of the 2029 Debentures (the “2029 Swap”). The net impact of the 6.074% coupon rate of the 2029 Debentures and the cross-currency interest rate swap is such that Granite’s effective interest rate is 4.9285% over the 5.5 year term of the 2029 Debentures.

Since September 30, 2023, there have been no material changes in the capitalization of Granite, other than the issuance of the 2029 Debentures, the entering into of the 2029 Swap and the repayment of Granite LP’s C$400 million principal amount of Series 3 debentures due November 30, 2023 and settlement of its related cross-currency interest rate swap. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the capitalization of Granite that will result from the issuance of Securities pursuant to such Prospectus Supplement.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios for Granite REIT and Granite GP (on a combined basis) will be provided as required in the Prospectus Supplement with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

PLAN OF DISTRIBUTION

Granite LP may sell the Debt Securities to underwriters or dealers purchasing as principal and may also sell the Debt Securities to one or more purchasers directly, or through agents designated from time to time. The Debt Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Debt Securities. The Prospectus Supplement relating to a particular offering of Debt Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of the Debt Securities, as well as the method of distribution and the terms of the offering of such Debt Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to Granite LP and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities offered thereby.

If underwriters purchase Debt Securities from Granite LP as principal, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. The obligations of the underwriters to purchase such Debt Securities as principal will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities offered by the Prospectus Supplement if any of such Debt Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time.

The Debt Securities may also be sold directly by Granite LP, at such prices and upon such terms as may be agreed to by Granite LP and the purchaser, or through agents designated by Granite LP from time to time. Unless otherwise indicated in the Prospectus Supplement, any agent would be acting on a best efforts basis for the period of its appointment.

Any underwriter, dealer or agent involved in the offering and sale of the Debt Securities under this Prospectus will be named, and any commissions payable by Granite LP to such underwriter, dealer or agent will be set forth, in the applicable Prospectus Supplement. Granite LP may agree to pay to any such underwriter, dealer or agent a commission for various services relating to the issue and sale of any Debt Securities offered hereby. Any such commission will be paid out of the general funds of Granite LP or from the proceeds of the sale of the Debt Securities. Underwriters, dealers and agents who participate in the distribution of the Debt Securities may be entitled under agreements to be entered into with Granite LP to indemnification by Granite LP against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Each series or issue of Debt Securities will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, such Debt Securities will not be listed on any securities exchange. Certain dealers may make a market in the Debt Securities, but will not be obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given that any dealer will make a market in the Debt Securities or as to the liquidity of the trading market, if any, for the Debt Securities.

In connection with any offering of the Debt Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allocate or effect transactions intended to stabilize or maintain the market price of the Debt Securities offered at levels other than those that might exist in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

RISK FACTORS

Prospective investors in a particular offering of the Debt Securities should carefully consider, in addition to information contained in the Prospectus Supplement relating to that offering and the information incorporated by reference herein for the purposes of that offering, the risk factor listed below and the risks described in the documents incorporated by reference in the Prospectus as supplemented by the Prospectus Supplement relating to that offering, including the then-current annual information form of Granite REIT and the then-current annual management’s discussion and analysis and interim management’s discussion and analysis of Granite REIT and Granite GP, to the extent incorporated by reference herein for the purposes of that particular offering of Debt Securities. Additional risk factors relating to a specific offering of Debt Securities, where applicable, will be described in the applicable Prospectus Supplement.

No Market for the Securities

There is currently no trading market for any Debt Securities that may be offered. No assurance can be given that an active or liquid trading market for the Debt Securities will develop or be sustained. If an active or liquid market for these securities fails to develop or be sustained, the prices at which these securities trade may be adversely affected. Whether or not these securities will trade at lower prices depends on many factors, including liquidity of these securities, prevailing interest rates and the markets for similar securities, general economic conditions and Granite’s financial condition, historic financial performance and future prospects.

USE OF PROCEEDS

The use of proceeds of the sale of each series of Debt Securities will be described in the Prospectus Supplement relating to the specific issuance of Debt Securities.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian and U.S. federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the Debt Securities offered thereby.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS OR COMPANIES

Fern Grodner and Jennifer Warren, each a trustee of Granite REIT and a director of Granite GP, reside outside of Canada. Each of Ms. Grodner and Ms. Warren has appointed Granite REIT Inc., 77 King Street West, Suite 4010, P.O. Box 159, Toronto-Dominion Centre, Toronto, Ontario, M5K 1H1, Canada, as her agent for service of process.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed herein, no trustee of Granite REIT, director of Granite GP or executive officer of Granite, nor any person or company that beneficially owns, or controls or directs, directly or indirectly, more than 10% of any class or series of Granite’s voting securities, or an associate or affiliate thereof, has any material interests, directly or indirectly, in any transaction within the three most recently completed financial years or during the current financial year that has materially affected or is reasonably expected to materially affect Granite.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Debt Securities, certain Canadian legal matters relating to the issue and sale of the Debt Securities will be passed upon on behalf of Granite LP by Blake, Cassels & Graydon LLP, certain U.S. legal matters will be passed upon on behalf of Granite by Paul, Weiss, Rifkind, Wharton & Garrison LLP and certain tax matters will be passed upon on behalf of Granite by Davies Ward Phillips & Vineberg LLP.

INTEREST OF EXPERTS

As of the date of this Prospectus, the partners and associates of Blake, Cassels & Graydon LLP beneficially owned, directly or indirectly, less than 1% of the outstanding class of securities of Granite LP, Granite REIT and Granite GP.

ENFORCEABILITY OF CIVIL LIABILITIES

Granite LP is a limited partnership formed and existing under the laws of Québec, Granite REIT is a trust formed and existing under Ontario law and Granite GP is a corporation existing under British Columbia law. Most of Granite’s directors and officers, and most of the experts named in this Prospectus and in the documents incorporated by reference herein, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of Granite’s assets, may be located outside the United States. Granite LP, Granite REIT and Granite GP have appointed an agent for service of process in the United States, but it may be difficult for holders of Debt Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Debt Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon Granite’s civil liability and the civil liability of its directors, officers and experts under the U.S. federal securities laws. Granite has been advised by its Canadian counsel, Blake, Cassels & Graydon LLP, that a judgment of a United States court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Granite has also been advised by Blake, Cassels & Graydon LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

Granite LP, Granite REIT and Granite GP filed with the SEC, concurrently with the registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, Granite LP, Granite REIT and Granite GP each appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving Granite LP, Granite REIT or Granite GP, as applicable, in a U.S. court arising out of or related to or concerning the offering of the Debt Securities under this Prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: (i) the documents referred to under the heading “Documents Incorporated by Reference” in this Prospectus; (ii) the consent of Deloitte LLP; (iii) the consent of Blake, Cassels & Graydon LLP; (iv) powers of attorney of the directors and certain officers of Granite GP, in its capacity as general partner of Granite LP, the directors and certain officers of Granite GP, in its capacity as guarantor of the Debt Securities, and the trustees and certain officers of Granite REIT; (v) the form of the U.S. Trust Indenture; and (vi) the statement of eligibility of trustee on Form T-1.

WHERE YOU CAN FIND MORE INFORMATION

Granite LP has filed with the SEC a registration statement on Form F-10 relating to the Debt Securities. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits to the registration statement for a more complete description of the document involved. Each such statement is qualified in its entirety by such reference.

Granite files annual and quarterly financial information and material change reports and other material with the SEC and with the securities commission or similar regulatory authority in each of the provinces and territories of Canada. Under the MJDS adopted by the United States and Canada, documents and other information that Granite files with or furnishes to the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, Granite is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, Granite is not required to publish financial statements as promptly as U.S. companies. You may read and download some of the documents Granite has filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov. You may read and download any public document that Granite has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on SEDAR+ at www.sedarplus.com.

AUDITORS

The auditors of Granite are Deloitte LLP, located at Bay Adelaide Centre, East Tower, 8 Adelaide Street West, Suite 200, Toronto, Ontario, M5H 0A9. Deloitte LLP is independent of Granite within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and within the meaning of the

U.S. Securities Act and the applicable rules and regulations adopted by the Securities and Exchange Commission and the Public Company Accounting Oversight Board (United States).

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification

Granite REIT Holdings Limited Partnership

The Civil Code of Quebec provides that a partner of a Quebec partnership is entitled to recover the amount of the disbursements it has made on behalf of the partnership and to be indemnified for the obligations it has contracted or the losses it has suffered in acting for the partnership if it was in good faith. The partnership agreement of Granite LP provides that Granite LP must reimburse its general partner (Granite GP) for costs, charges and expenses actually incurred by the general partner in the performance of its duties thereunder, including costs, charges and expenses directly incurred for the benefit of Granite LP and costs incurred by the general partner in compensating its directors, officers and employees. Such provision would apply to costs of indemnification of directors, officers and employees incurred by Granite GP as general partner with respect to the conduct of the business and activities of Granite LP.

Granite Real Estate Investment Trust

Granite REIT is an unincorporated, open-ended, limited purpose trust established under and governed by the laws of the Province of Ontario pursuant to an amended and restated declaration of trust dated June 9, 2022 (the “Declaration of Trust”).

Section 14.01 of the Declaration of Trust provides that the trustees of Granite REIT (the “Trustees”) shall at all times be indemnified and saved harmless out of the property of Granite REIT from and against Losses (as defined below) which a Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with any Claim (as defined below) for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other Losses which they sustain or incur in or about or in relation to the activities and operations of Granite REIT, unless:

•	at the time that the indemnity or payment is made, Granite REIT was prohibited from giving the indemnity or paying the expenses by the-then governing declaration of trust;

•

in relation to the subject matter of any proceeding or investigation for which indemnification is sought, the Trustee did not act honestly and in good faith with a view to the best interests of Granite REIT and its unitholders;

•

in the case of any criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee did not have reasonable grounds for believing that the Trustee’s conduct in respect of which the proceeding was brought was lawful.

Pursuant to Section 14.01 of the Declaration of Trust, Granite REIT shall, at the request of a Trustee, advance funds to the Trustee to cover Losses from and against which the Trustee is indemnified thereunder (the “Advanced Funds”), provided the Trustee shall repay the Advanced Funds on demand if it shall be subsequently and finally determined that the Trustee was not entitled to indemnification thereunder. The Trustees may purchase out of the property of Granite REIT and maintain insurance for the benefit of the Trustees against any liability that may be incurred by reason of the Trustee being a trustee of Granite REIT.

Under Section 1.01 of the Declaration of Trust, “Claim” includes any demand, suit, action, application, litigation, claim, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or proceeding of any nature or kind whatsoever, whether civil, criminal, administrative, investigative, arbitral or otherwise, in which a person is involved as a result of the person serving or having served as a Trustee or officer of Granite REIT, or in a capacity similar thereto or because of that association. Pursuant to Section 14.01, for greater certainty, a Claim subject to indemnification under the Declaration of Trust shall include any taxes, including any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof, to which the indemnified party may be subject of which the Trustee may suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Trustee by Granite REIT pursuant to Section 14.01 of the Declaration of Trust, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, if such payment is deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy.

Under Section 1.01 of the Declaration of Trust, “Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements), liabilities, amounts paid to settle or dispose of any Claim or satisfy any judgement, fines, penalties or liabilities, whether domestic or foreign, without limitation and including any interest thereon, and including any arising by operation of statute (including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors and any governmental authority), and whether incurred alone or jointly with others, including any amounts which the Trustee may suffer, sustain, incur or be required to pay as a result of, or in connection with the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under the Declaration of Trust, including all costs, charges and expenses incidental thereto, including for travel, lodging and accommodation.

Section 14.03 of the Declaration of Trust provides that the foregoing indemnification provisions shall also apply to an individual who:

•	is or was an officer of Granite REIT,

•	was a Trustee,

•	is or was, or holds or held a position equivalent to that of, a director or officer of Granite GP or of a person at a time when that person is or was an affiliate of Granite REIT or Granite GP,

•	at the request of Granite REIT or Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a person, and

•	the heirs and personal or other legal representatives of any of the foregoing individuals or an individual who is a Trustee.

The foregoing summary is subject to the complete text of the Declaration of Trust and such summary is qualified in its entirely by reference thereto.

Granite REIT Inc.

Granite GP is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160(a) of the Act, and subject to Section 163 of the Act, an individual who:

•	is or was a director or officer of Granite GP,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of Granite GP, or (ii) at the request of Granite GP, or

•	at the request of Granite GP, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and, except in the definition of “eligible proceeding” and except in Sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual (collectively with that individual, an “eligible party”), may be indemnified by Granite GP against all eligible penalties (as defined below) to which the eligible party is or may be liable. Section 160(b) of the Act permits Granite GP to pay the expenses actually and reasonably incurred by an eligible party in respect of an eligible proceeding (as defined below) after the final disposition of such eligible proceeding.

Under Section 159 of the Act, an “eligible penalty” is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An “eligible proceeding” means a proceeding (as defined below) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Granite GP or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, Granite GP must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, Granite GP may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided Granite GP must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act, the eligible party will repay the amounts advanced. Under Section 163(1) of the Act, Granite GP must not indemnify an eligible party under Section 160(a) of the Act or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, Granite GP was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, Granite GP is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of Granite GP or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of Granite GP or by or on behalf of an associated corporation, Granite GP must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Section 160(b), 161 or 162 of the Act in respect of the proceeding.

Under Section 164 of the Act, despite any other provision of Division 5 – Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia (the “Court”) may, on application of Granite GP or an eligible party, do one or more of the following:

•	order Granite GP to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order Granite GP to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or any payment under, an agreement of indemnification entered into by Granite GP;

•	order Granite GP to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section;

•	make any other order the Court considers appropriate.

Under Section 165 of the Act, Granite GP may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, Granite GP or an associated corporation.

The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

Under Article 20.2 of the articles of Granite GP (the “Articles”), subject to the Act, Granite GP must indemnify a director or former director of Granite GP and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and Granite GP must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with Granite GP on the terms of the indemnity contained in Article 20.2 of the Articles.

Subject to any restrictions in the Act, Granite GP may indemnify any person.

The failure of a director or officer of Granite GP to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under Part 20 of the Articles.

For the purposes of the Articles:

•	an “eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

•

an “eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of Granite GP (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director of Granite GP, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

•	“expenses” has the meaning set out in the Act.

Under the Articles, Granite GP may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

•	is or was a director, officer, employee or agent of Granite GP;

•	is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of Granite GP;

•	at the request of Granite GP, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

•	at the request of Granite GP, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position.

The foregoing summary is subject to the complete text of the Act and the Articles and such summary is qualified in its entirety by reference thereto.

*****

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrants pursuant to the foregoing provisions, the Registrants have been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

Each Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrent with the filing of this Registration Statement, the Registrants have filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Concurrent with the filing of this Registration Statement, BNY Trust Company of Canada, as a trustee under an indenture relating to securities registered hereby, has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrants shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of the relevant registration statement.

III-1

EXHIBITS

Exhibit Number	Description

4.1	Audited combined financial statements of Granite REIT and Granite GP and accompanying notes for the years ended December 31, 2022 and 2021, together with the report of independent registered public accounting firm thereon (incorporated by reference from Exhibit 2 to the Annual Report on Form 40-F of Granite REIT and Granite GP for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on March 8, 2023) (Securities and Exchange Commission File Nos. 001-35771 and 001-35772).

4.2	Management’s discussion and analysis of results of operations and financial position of Granite REIT and Granite GP for the years ended December 31, 2022 and 2021 (incorporated by reference from Exhibit 3 to the Annual Report on Form 40-F of Granite REIT and Granite GP for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on March 8, 2023) (Securities and Exchange Commission File Nos. 001-35771 and 001-35772).

4.3	Unaudited selected combined and consolidating summary financial information of Granite REIT and Granite GP (on a combined basis), Granite LP and other subsidiaries of Granite for the year ended December 31, 2022.

4.4	Annual information form of Granite REIT dated March 8, 2023 for the year ended December 31, 2022 (incorporated by reference from Exhibit 1 to the Annual Report on Form 40-F of Granite REIT and Granite GP for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission on March 8, 2023) (Securities and Exchange Commission File Nos. 001-35771 and 001-35772).

4.5	Management information circular of Granite REIT and Granite GP dated April 12, 2023 for the annual meeting of holders of stapled units of Granite REIT and Granite GP held on June 8, 2023.

4.6	Interim unaudited condensed combined financial statements of Granite REIT and Granite GP and accompanying notes as at and for the three and nine months ended September 30, 2023 and 2022.

4.7	Management’s discussion and analysis of results of operations and financial position of Granite REIT and Granite GP for the three and nine months ended September 30, 2023 and 2022.

4.8	Unaudited selected combined and consolidating summary financial information of Granite REIT and Granite GP (on a combined basis), Granite LP and other subsidiaries of Granite for the three and nine months ended September 30, 2023 and 2022.

5.1	Consent of Deloitte LLP.

5.2	Consent of Blake, Cassels & Graydon LLP.

6.1	Powers of Attorney (included in this Registration Statement under “Signatures”).

7.1	Form of Indenture (incorporated by reference from Exhibit 7.1 to the Registrants’ Form F-10 filed with the Securities and Exchange Commission on September 12, 2019) (Securities and Exchange Commission File No. 333-233732).

7.2	Statement of Eligibility of the Trustee of Form T-1.

107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on February 20, 2024.

GRANITE REIT HOLDINGS LIMITED PARTNERSHIP, by its general partner, GRANITE REIT INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

III-3

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevan Gorrie Kevan Gorrie	President, Chief Executive Officer and Director of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership (Principal Executive Officer)	February 20, 2024

/s/ Teresa Neto Teresa Neto	Chief Financial Officer of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership (Principal Financial and Accounting Officer)	February 20, 2024

/s/ Kelly Marshall Kelly Marshall	Chairman and Director+	February 20, 2024

/s/ Peter Aghar Peter Aghar	Director*	February 20, 2024

/s/ Remco Daal Remco Daal	Director*	February 20, 2024

/s/ Fern Grodner Fern Grodner	Director*	February 20, 2024

/s/ Al Mawani Al Mawani	Director*	February 20, 2024

/s/ Gerald Miller Gerald Miller	Director*	February 20, 2024

/s/ Sheila A. Murray Sheila A. Murray	Director*	February 20, 2024

/s/ Emily Pang Emily Pang	Director*	February 20, 2024

/s/ Jennifer Warren Jennifer Warren	Director*	February 20, 2024

+	Chairman and Director of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership
*	Director of Granite REIT Inc., general partner of Granite REIT Holdings Limited Partnership

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite REIT Holdings Limited Partnership in the United States, on, February 20, 2024.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President

III-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on February 20, 2024.

GRANITE REAL ESTATE INVESTMENT TRUST

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

III-6

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevan Gorrie	President, Chief Executive Officer and Trustee (Principal Executive Officer)	February 20, 2024
Kevan Gorrie

/s/ Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2024
Teresa Neto

/s/ Kelly Marshall	Chairman and Trustee	February 20, 2024
Kelly Marshall

/s/ Peter Aghar	Trustee	February 20, 2024
Peter Aghar

/s/ Remco Daal	Trustee	February 20, 2024
Remco Daal

/s/ Fern Grodner	Trustee	February 20, 2024
Fern Grodner

/s/ Al Mawani	Trustee	February 20, 2024
Al Mawani

/s/ Gerald Miller	Trustee	February 20, 2024
Gerald Miller

/s/ Sheila A. Murray	Trustee	February 20, 2024
Sheila A. Murray

/s/ Emily Pang	Trustee	February 20, 2024
Emily Pang

/s/ Jennifer Warren	Trustee	February 20, 2024
Jennifer Warren

III-7

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite Real Estate Investment Trust in the United States, on February 20, 2024.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President

III-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Country of Canada, on February 20, 2024.

GRANITE REIT INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President and Chief Executive Officer

III-9

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevan Gorrie, Teresa Neto and Lawrence Clarfield, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kevan Gorrie	President, Chief Executive Officer and Director (Principal Executive Officer)	February 20, 2024
Kevan Gorrie

/s/ Teresa Neto	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2024
Teresa Neto

/s/ Kelly Marshall	Chairman and Director	February 20, 2024
Kelly Marshall

/s/ Peter Aghar	Director	February 20, 2024
Peter Aghar

/s/ Remco Daal	Director	February 20, 2024
Remco Daal

/s/ Fern Grodner	Director	February 20, 2024
Fern Grodner

/s/ Al Mawani	Director	February 20, 2024
Al Mawani

/s/ Gerald Miller	Director	February 20, 2024
Gerald Miller

/s/ Sheila A. Murray	Director	February 20, 2024
Sheila A. Murray

/s/ Emily Pang	Director	February 20, 2024
Emily Pang

/s/ Jennifer Warren	Director	February 20, 2024
Jennifer Warren

III-10

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Granite REIT Inc. in the United States, on February 20, 2024.

GRANITE REIT AMERICA INC.

By:	/s/ Kevan Gorrie
	Name:	Kevan Gorrie
	Title:	President

III-11